MEDIA CONTACT: Donna Weaver, VP Corp. Comm., 212.329.8072, or donna.weaver@kellwood.com.	FINANCIAL CONTACT: Roger D. Joseph, VP Treasurer & IR, 314.576.3437, or roger_joseph@kellwood.com. W. Lee Capps III, Chief Operating Officer & CFO, 314.576.3486, or wlc@kellwood.com.

FOR IMMEDIATE RELEASE

KELLWOOD POSTS ADDITIONAL NON-GAAP FINANCIAL INFORMATION ON THE COMPANY’S WEBSITE

WWW.KELLWOOD.COM

ST. LOUIS, MO., December 7, 2005 – Kellwood Company [NYSE:KWD] invites investors to view additional non-GAAP financial information in support of its earnings release dated December 1, 2005 in this news release. The non-GAAP financial information is also posted on the Company’s website under Investor Info/Presentations.

The explanatory information is as follows:

1.

A reconciliation, in abbreviated income statement format, of the results from the total Kellwood Company operations for the third quarter ended October 29, 2005 to the Company’s Continuing Operations as disclosed.

2.	A reconciliation, in abbreviated income statement format, of the results from Kellwood Continuing Operations for the third quarter ended October 29, 2005 to the Company’s Ongoing Operations.

3.	A cash flow statement for the quarter ended October 29, 2005.

The Company has provided this information to assist readers of the press release dated

December 1, 2005 in evaluating the third quarter performance of the Company prior to the release of the interim financial statements in the Form 10-Q statement.

Kellwood (NYSE:KWD) is a marketer of apparel and consumer soft goods with sales in excess of $2 billion. Kellwood specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. For more information, visit www.Kellwood.com.

-MORE-

ADD ONE

Statements in this press release that are not strictly historical are “forward-looking” statements within the meaning of the safe harbor provisions of the federal securities laws. Actual results may differ materially due to risks and uncertainties that are described in the Company’s Form 10-K and other filings with the SEC.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe", "expect", "will", "estimate", "project", "forecast", "planned", "should", "anticipate" and similar expressions may identify forward-looking statements. These forward-looking statements represent the Company's expectations concerning future events, are based on various assumptions and are subject to a number of risks and uncertainties. These risks include, without limitation: changes in the retail environment; an economic downturn in the retail market, including deflationary pressures; economic uncertainty due to the elimination of quotas on Chinese imports; a decline in the demand for the Company's products; the lack of customer acceptance of the Company’s new designs and/or product lines; the increasingly competitive and consolidating retail environment; financial or operational difficulties of customers or suppliers; disruptions to transportation systems used by the Company or its suppliers; continued satisfactory relationships with licensees and licensors of trademarks and brands; ability to generate sufficient sales and profitability related to licenses containing minimum royalty payments; the ability to successfully complete the restructuring plan; the economic impact of uncontrollable factors, such as terrorism and war; the effect of economic conditions and trade, legal social and economic risks (such as import, licensing and trade restrictions); stable governments and business conditions in the countries where the Company's products are manufactured; the impact of acquisition activity and the ability to effectively integrate acquired operations; and changes in the Company's strategies and expectations. These risks are more fully described in the Company's periodic filings with the SEC. Actual results could differ materially from those expressed or implied in forward-looking statements. The Company disclaims any obligation to publicly update or revise any of its forward-looking statements.

ADD TWO

Kellwood Company
2005 Third Quarter
Reconciliation from Total Kellwood to Continuing Operations
(Amounts in thousands)
		Discontinued Operations
		Including
		Restructuring
	Total	& Nonrecurring	Continuing
	Kellwood	Charges	Operations

Net Sales:	$ 627,097	$ 39,637	$ 587,460

Costs and expenses:
Cost of products sold	487,202	26,054	461,148
Selling, general and administrative	95,360	7,794	87,566
Amortization of intangible assets	2,578	5	2,573
Impairment, restructuring and non-recurring	12,787	4,118	8,669
Interest expense, net	5,831		5,831
Other (income) expense	(435)	(27)	(408)

Earnings before income taxes	23,774	1,693	22,081

Income tax provision	(7,586)	(467)	(7,119)

Net earnings from continuing operations	$ 16,188	$ 1,226	$ 14,962

Earnings per share - diluted (26,799 shares):	$ 0.60	$ 0.05	$ 0.56

-MORE-

ADD THREE

Kellwood Company
2005 Third Quarter
Reconciliation from Continuing Operations to Ongoing Operations
(Amounts in thousands)

		Business Units
		To be Exited,
		Restructuring
	Continuing	& Nonrecurring	Ongoing
	Operations	Charges	Operations

Net Sales:	$ 587,460	$ 38,097	$ 549,363

Costs and expenses:
Cost of products sold	461,148	28,929	432,219
Selling, general and administrative	87,566	3,529	84,037
Amortization of intangible assets	2,573	-	2,573
Impairment, restructuring and non-recurring	8,669	8,669	-
Interest expense, net	5,831	-	5,831
Other (income) expense	(408)	-	(408)

	-
Earnings before income taxes	22,081	(3,030)	25,111
	-
Income tax provision	(7,119)	918	(8,037)

	-
Net earnings from continuing operations	$ 14,962	$ (2,112)	$ 17,074

	-
	-
Earnings per share - diluted (26,799 shares):	$ 0.56	$ (0.08)	$ 0.64

-MORE-

ADD FOUR

KELLWOOD COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (UNAUDITED)
(Amounts in thousands)
Three Months Ended
10/29/2005

OPERATING ACTIVITIES
Net Earnings	$ 16,188

Add/(deduct) items not affecting operating cash flows:
Depreciation and amortization	9,652
Deferred income taxes and other	(631)
Inventory/accounts receivable valuation adjustments and
impairment, restructuring and related non-recurring charges
- Pre-tax amount	(1,075)
- Tax effect	322

Changes in working capital components:
Receivables, net	(12,390)
Inventories	54,293
Prepaid taxes and expenses	11,057
Accounts payable and accrued expenses	(45,306)

Net cash from operating activities	32,110

INVESTING ACTIVITIES
Additions to property, plant and equipment	(4,024)
Acquisitions	-
Subordinated Note Receivable	-
Dispositions of Fixed Assets	(189)

Net cash from investing activities	(4,213)

FINANCING ACTIVITIES
Borrowings long-term debt, net of financing costs	-
Reduction of Notes Payable	-
Repayments of long-term debt	-
Dividends paid	(4,365)
Stock purchases under Stock Purchase Plan	(55,430)
Stock transactions under incentive plans	498

Net cash from financing activities	(59,297)

Net increase (decrease) in cash and cash equivalents	(31,400)

Cash and cash equivalents, beginning of period	292,785

Cash and cash equivalents, end of period	$ 261,385

Supplemental Cash Flow Information:
Interest Paid	$ 5,772
Income Taxes Paid	$ 113

Significant non-cash investing and financing activities:
Issuance of stock for the acquisition of Briggs	$ -

###